Exhibit 1.1

Execution Version

$1,500,000,000

CARRIER GLOBAL CORPORATION

$750,000,000 5.000% Notes due 2029

$750,000,000 5.350% Notes due 2033

Underwriting Agreement

November 2, 2026

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Carrier Global Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under an Indenture (as defined below) specified in Schedule I hereto (the “Base Indenture”), between the Company and the trustee identified in such Schedule (the “Trustee”), as supplemented and amended by a Supplemental Indenture specified in Schedule I hereto (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee. If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto), on Form S-3, relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 2, 2026 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the documents set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The term “Time of Sale” means 2:36 p.m., New York City time, on November 2, 2026.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the Time of Sale and the Closing Date (as defined in Section 4):

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Commission promulgated thereunder (collectively, the “Trust Indenture Act”), (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by, or on behalf of, such Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(b)) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, the Company has not prepared, used or referred to, and will not, without the Managers’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when filed and, at the Time of Sale and on the Closing Date, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole.

(f) The Company has the corporate power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken on the part of the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under the Securities Act, the Trust Indenture Act and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(h) Since September 30, 2026, there has been no material adverse change in the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, in each case other than those set forth in or contemplated by the Time of Sale Prospectus and the Prospectus.

(i) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries, as the case may be, is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole.

(j) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole.

(k) (i) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of the Company’s operations for the periods specified and such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis and (ii) the other financial information included in each of the Time of Sale Prospectus and the Prospectus has been derived from the accounting records or operating systems of the entities to which such financial information relates and presents fairly the information shown thereby. The statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on, or derived from, sources that the Company believes to be reliable and accurate in all material respects.

(l) All disclosures contained in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(m) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(n) The Company maintains a system of internal controls over financial reporting that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general and specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(p) Except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries have controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of (x) information technology equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) used in their businesses, which IT Systems are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (y) their data (including personal or regulated data (“Personal Data”)), (ii) there have, during the past three years, been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems or data (including Personal Data) and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(q) (i) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, (x) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses (provided that the foregoing shall not constitute a representation or warranty regarding infringement, misappropriation, or other violation of any Intellectual Property); and (y) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (ii) the Company and its subsidiaries have not received any written notice of any claim that they are infringing, misappropriating or otherwise violating any Intellectual Property; and (iii) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(r) Except as described in the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings against the Company or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, or that would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened in writing.

(s) The Company and its subsidiaries are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, judicial decisions and orders relating to the conduct or operations of their businesses (collectively, the “Applicable Law”), except for any failure to comply with Applicable Law that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole.

(t) (i) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of, has taken or will take any action (with respect to any agent or affiliate, while acting on behalf of the Company or any of its subsidiaries, as applicable), directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery or anti-corruption law (collectively “Anti-Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA in any material respect, and (ii) the Company and its subsidiaries have conducted their respective businesses in compliance in all material respects with Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any analogous regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(v) Neither the Company nor its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company, (i) is, or is majority owned by, or, where relevant under applicable laws or regulations, is controlled by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States Government (including any administered or enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, the United States Department of State or the Bureau of Industry and Security of the United States Department of Commerce) or the United Nations Security Council, the European Union, a member state of the European Union, the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is itself the subject or target of Sanctions (as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, the Russian-occupied areas of Kherson and Zaporizhzhia, Cuba, Iran and North Korea (each, a “Sanctioned Country”)) or (iii) will, directly or indirectly, use the proceeds of the offering of the Securities (including by lending, contributing or otherwise making available such proceeds to any subsidiary, joint venture partner or other individual or entity, in each case directly or indirectly) in any manner that would result in a violation of any Sanctions, or would result in the imposition of Sanctions against, any individual or entity participating in the offering, whether as Underwriter, advisor, investor or otherwise. Except as described in the Company’s Form 10-Q for the quarterly period ended June 30, 2026, since April 3, 2020, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of any Sanctions.

(w) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries (x) are in compliance with all federal, state, local and foreign laws, rules, regulations, requirements, decisions, determinations and orders relating to pollution, public or worker health or safety, or the protection of the environment (collectively, “Environmental Laws”) applicable to them and all permits, licenses, certificates or other authorizations or approvals required of them thereunder; and (y) have not received notice of any actual or potential violation of or liability under any Environmental Law; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; and (iii) (x) there are no proceedings that are pending or threatened in writing against the Company or any of its subsidiaries relating to any Environmental Laws, and (y) none of the Company and its subsidiaries anticipates any material capital expenditures relating to any Environmental Laws.

(x) The Company and its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or any “ERISA Affiliate” (as defined below) (each, a “Plan”) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), in all material respects. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, (i) no “reportable event” (as defined under Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan; (ii) the present value of the benefit liabilities under Plans covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, determined as of the end of such Plans’ most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plans’ most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plans allocable to such benefit liabilities; (iii) neither the Company, its subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (B) Sections 4971 or 4975 of the Code or (C) Sections 406, 4063 or 4064 of ERISA; (iv) neither the Company, its subsidiaries nor any ERISA Affiliate has incurred (A) withdrawal liabilities (nor is any of them subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of one or more multiemployer plans, as defined in Section 4001(a)(3) of ERISA, or (B) any material obligation in connection with the termination of or withdrawal from any Non-U.S. Plan (as defined below); (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or other foreign or domestic regulatory entity or agency with respect to any Plan that could reasonably be expected to result in liability to the Company or any of its subsidiaries; and (vi) neither the Company nor any of its subsidiaries has any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries, is (i) treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or (ii) under common control, within the meaning of Section 4001(a)(14) of ERISA. “Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any of its subsidiaries primarily for the benefit of employees of the Company or one or more of its subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

(y) This Agreement has been duly authorized, executed and delivered by the Company.

(z) Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Company and when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability (collectively, the “Enforceability Exceptions”), and on the Closing Date, the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act.

(aa) The Securities have been duly authorized by the Company and, when duly executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(bb) Except as permitted under Regulation M under the Exchange Act, neither the Company nor an affiliate of the Company has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any Securities of the Company, to facilitate the sale or resale of the Securities.

(cc) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shelf Securities registered pursuant to the Registration Statement.

(dd) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ee) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

3. Public Offering. The Company is advised by the Managers that the Underwriters propose to make a public offering (the “Offering”) of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the Managers’ judgment is advisable. The Company is further advised by the Managers that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Managers. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to the Managers on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to proceed with the Offering, sale or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Managers and counsel for the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Managers.

(e) The Underwriters shall have received on each of the date hereof and the Closing Date, a Chief Financial Officer’s certificate dated the date hereof or the Closing Date, as the case may be, with respect to certain financial data contained in the Prospectus and signed on behalf of the Company by the Chief Financial Officer of the Company, in form and substance satisfactory to the Managers.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the Closing Date.

(g) The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(h) The Company shall have delivered to you such other documents as the Managers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Securities to be sold on the Closing Date and other matters related to the issuance of such Securities.

In giving the opinions to be delivered pursuant to Section 5(c) and Section 5(d), counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Managers. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Managers, without charge, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To prepare and file with the Commission pursuant to Rule 424(b), as promptly as possible and in any event no later than the Closing Date, the Prospectus setting forth the amount of Securities covered thereby and the terms thereof not otherwise specified in the preliminary prospectus.

(d) To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Securities may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) If required by applicable law, to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where it is not now so subject or of a type of which it is not now so subject.

(i) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority in an aggregate amount, together with the reasonable fees and disbursements of counsel for the Underwriters in clause (iii), not to exceed $25,000, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(k) To use its commercially reasonable efforts to cause the Securities to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company.

(l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year (other than the Securities) without the prior written consent of the Managers identified in Schedule I.

(m) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(n) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and their respective directors, officers and employees from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Managers consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the third paragraph; (ii) the third sentence of the eighth paragraph and (iii) the first sentence of the ninth paragraph under the caption “Underwriting” (the “Underwriter Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, does not include a statement as to, or an admission of fault, wrongdoing, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in the Managers’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters’ Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Underwriters’ Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Underwriters’ Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Underwriters’ Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Underwriters’ Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Underwriters’ Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Underwriters’ Securities and the aggregate principal amount of Underwriters’ Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Underwriters’ Securities to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Underwriters’ Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12 “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Recognition of the U.K. Special Resolution Regimes. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties to this Agreement, each of the parties acknowledges and accepts that a U.K. Bail-in Liability arising under this Agreement may be subject to the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority in relation to any U.K. Bail-in Liability of the parties under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the U.K. Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the U.K. Bail-in Liability into shares, other securities or other obligations of the relevant party, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the U.K. Bail-in Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant U.K. resolution authority, to give effect to the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority.

(c) For the purposes of this Section 13:

“U.K. Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law or regulation applicable in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“U.K. Bail-in Liability” means a liability in respect of which the U.K. Bail-in Powers may be exercised.

“U.K. Bail-in Powers” means the powers under the U.K. Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

14. Counterparts; Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Facsimile: (212) 507-8999; J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk—3rd Floor, Facsimile: (212) 834-6081; BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Fax: (212) 901-7881, Attention: High Grade Transaction Management/Legal; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Email: [***].

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CARRIER GLOBAL CORPORATION

By:	/s/ Michael Cenci
	Name:	Michael Cenci
	Title:	Vice President, Tax & Treasurer

Accepted: As of the date first written above

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

MORGAN STANLEY & CO. LLC

By	/s/ Tammy Serbee
Name:	Tammy Serbee
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

BOFA SECURITIES, INC.

By	/s/ Christopher Cote
Name:	Christopher Cote
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By	/s/ Jonathan Zwart
Name:	Jonathan Zwart
Title:	Managing Director

Schedule I

TIME OF SALE PROSPECTUS

Managers:

Managers authorized to release lock-up under Section 6(l):	Morgan Stanley & Co. LLC J.P. Morgan Securities LLC BofA Securities, Inc. Goldman Sachs & Co. LLC

Managers authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. LLC J.P. Morgan Securities LLC BofA Securities, Inc. Goldman Sachs & Co. LLC

Indenture:	Indenture to be dated as of November 4, 2026 between the Company and the Trustee, as supplemented by the Supplemental Indenture No. 1, to be dated as of November 4, 2026, between the Company and the Trustee

Trustee:	U.S. Bank Trust Company, National Association

Registration Statement File No.:	333-299753

Time of Sale Prospectus

1.        Prospectus dated November 2, 2026 relating to the Shelf Securities

2.        The preliminary prospectus supplement dated November 2, 2026 relating to the Securities

3.        The final term sheet for the Securities included on Schedule III hereto

Securities to be purchased:	5.000% Notes due 2029 (the “2029 Notes”) 5.350% Notes due 2033 (the “2033 Notes”)

Aggregate Principal Amount:	2029 Notes: $750,000,000 2033 Notes: $750,000,000

Purchase Price:

2029 Notes: 98.986% of the principal amount of the 2029 Notes, plus accrued interest, if any, from November 4, 2026

2033 Notes: 97.813% of the principal amount of the 2033 Notes, plus accrued interest, if any, from November 4, 2026

Maturity:	2029 Notes: November 4, 2029 2033 Notes: November 4, 2033

Interest Rate:	2029 Notes: 5.000% per annum, accruing from November 4, 2026 2033 Notes: 5.350% per annum, accruing from November 4, 2026

Interest Payment Dates:	2029 Notes: May 4 and November 4 of each year, commencing on May 4, 2027 2033 Notes: May 4 and November 4 of each year, commencing on May 4, 2027

Closing Date and Time:	November 4, 2026 10:00 a.m. (New York City time)

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Addresses for Notices to Underwriters:

Morgan Stanley & Co. LLC

1585 Broadway, 19th Floor

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Investment Grade Syndicate Desk—3rd Floor

Facsimile: (212) 834-6081

BofA Securities, Inc.

114 West 47th Street, NY8-114-07-01

New York, New York 10036

Attention: High Grade Transaction Management/Legal

Telephone: (646) 855-6506

Facsimile: (212) 901-7881

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Registration Department

Email: [***]

Address for Notices to the Company:	Carrier Global Corporation 13995 Pasteur Boulevard Palm Beach Gardens, Florida 33418 Telephone: (561) 365-2000 Attention: Corporate Secretary

Schedule II

Underwriter	Principal Amount of 2029 Notes To Be Purchased	Principal Amount of 2033 Notes To Be Purchased
Morgan Stanley & Co. LLC	$150,000,000	$150,000,000
J.P. Morgan Securities LLC	127,500,000	127,500,000
BofA Securities, Inc.	97,500,000	97,500,000
Goldman Sachs & Co. LLC	97,500,000	97,500,000
Barclays Capital Inc.	45,000,000	45,000,000
Citigroup Global Markets Inc.	45,000,000	45,000,000
HSBC Securities (USA) Inc.	45,000,000	45,000,000
Wells Fargo Securities, LLC	45,000,000	45,000,000
BMO Capital Markets Corp.	7,500,000	7,500,000
BNP Paribas Securities Corp.	7,500,000	7,500,000
Commerz Markets LLC	7,500,000	7,500,000
Deutsche Bank Securities Inc.	7,500,000	7,500,000
ICBC Standard Bank Plc	7,500,000	7,500,000
Intesa Sanpaolo IMI Securities Corp.	7,500,000	7,500,000
Loop Capital Markets LLC	7,500,000	7,500,000
MUFG Securities Americas Inc.	7,500,000	7,500,000
Siebert Williams Shank & Co., LLC	7,500,000	7,500,000
SG Americas Securities, LLC	7,500,000	7,500,000
SMBC Nikko Securities America, Inc.	7,500,000	7,500,000
Standard Chartered Bank	7,500,000	7,500,000
UniCredit Capital Markets LLC	7,500,000	7,500,000
Total	$750,000,000	$750,000,000

Schedule III

CARRIER GLOBAL CORPORATION

PRICING TERM SHEET

November 2, 2026

$1,500,000,000

$750,000,000 5.000% Notes due 2029

$750,000,000 5.350% Notes due 2033

The information in this pricing term sheet supplements Carrier Global Corporation’s preliminary prospectus supplement, dated November 2, 2026 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. You should rely on the information contained or incorporated by reference in the Preliminary Prospectus Supplement, as supplemented by this pricing term sheet, in making an investment decision with respect to the Notes. Terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	Carrier Global Corporation

Expected Ratings (Moody’s/S&P)*:	[Intentionally Omitted]

Securities:	5.000% Notes due 2029 (the “2029 Notes”) 5.350% Notes due 2033 (the “2033 Notes” and, together with the 2029 Notes, the “Notes”)

Trade Date:	November 2, 2026

Settlement Date:	November 4, 2026 (T+2)

Size:	2029 Notes: $750,000,000 2033 Notes: $750,000,000

Maturity Date:	2029 Notes: November 4, 2029 2033 Notes: November 4, 2033

Coupon (Interest Rate):	2029 Notes: 5.000% 2033 Notes: 5.350%

Yield to Maturity:	2029 Notes: 5.242% 2033 Notes: 5.623%

Price to Public:	2029 Notes: 99.336% 2033 Notes: 98.438%

Gross Proceeds:	2029 Notes: $745,020,000 2033 Notes: $738,285,000

Spread to Benchmark Treasury:	2029 Notes: +60 basis points 2033 Notes: +85 basis points

Benchmark Treasury:	2029 Notes: 4.875% UST due October 15, 2029 2033 Notes: 4.875% UST due October 31, 2033

Benchmark Treasury Price/Yield:	2029 Notes: 100-20¼ / 4.642% 2033 Notes: 100-19¼ / 4.773%

Interest Payment Dates:	2029 Notes: May 4 and November 4 of each year, commencing on May 4, 2027 2033 Notes: May 4 and November 4 of each year, commencing on May 4, 2027

Optional Redemption:

Prior to October 4, 2029 (the date that is one month prior to the maturity date of the 2029 Notes) (the “2029 Par Call Date”), the Issuer may redeem the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the 2029 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued to, but excluding, the date of redemption, and (ii) 100% of the principal amount of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2029 Par Call Date, the Issuer may redeem the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to September 4, 2033 (the date that is two months prior to the maturity date of the 2033 Notes) (the “2033 Par Call Date”), the Issuer may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2033 Notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to, but excluding, the date of redemption, and (ii) 100% of the principal amount of the 2033 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2033 Par Call Date, the Issuer may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Par Call Date:	2029 Notes: On or after October 4, 2029 2033 Notes: On or after September 4, 2033

Offer to Purchase Upon Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, subject to certain exceptions, each holder will have the right to require the Issuer to purchase all or a portion of such holder’s Notes of the applicable series at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date.

Use of Proceeds:	The Issuer intends to use the net proceeds from the Notes to refinance certain existing indebtedness, including to repay at maturity its 2027 Notes, with any remaining net proceeds to be used for general corporate and working capital purposes, which may include repayment of borrowings under its commercial paper program. Pending such use, the Issuer may use some or all of the net proceeds for general corporate and working capital purposes. The Issuer has broad discretion in the use of such proceeds.

CUSIP Number:	2029 Notes: 14448CBJ2 2033 Notes: 14448CBK9

ISIN:	2029 Notes: US14448CBJ27 2033 Notes: US14448CBK99

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Day Count Convention:	30/360

Joint Book-Running Managers:

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Wells Fargo Securities, LLC

Co-Managers:

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

Commerz Markets LLC

Deutsche Bank Securities Inc.

ICBC Standard Bank Plc

Intesa Sanpaolo IMI Securities Corp.

Loop Capital Markets LLC

MUFG Securities Americas Inc.

Siebert Williams Shank & Co., LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

UniCredit Capital Markets LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independently of any other rating.

It is expected that delivery of the Notes will be made against payment therefor on or about November 4, 2026, which will be the second business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to the business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their advisors.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. or Goldman Sachs & Co. LLC will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at (866) 718-1649, J.P. Morgan Securities LLC toll-free at (866) 535-9248, BofA Securities, Inc. toll-free at (888) 292-0070 or Goldman Sachs & Co. LLC toll-free at (866) 471-2526.

This communication should be read in conjunction with the preliminary prospectus supplement and the accompanying base prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying base prospectus to the extent inconsistent with the information in the preliminary prospectus supplement and the accompanying base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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